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                                                                    EXHIBIT 5.01

                     [MANATT, PHELPS & PHILLIPS LETTERHEAD]

March 17, 1997

Board of Directors
Temple-Inland Inc.
303 South Temple Drive
Diboll, Texas 75941

        RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as special counsel to Temple-Inland Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4, as amended, (Registration No. 333-21937) (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the proposed offering of up to 2,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), of the Company in connection with the Company's acquisition of California Financial Holding Company.

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have also obtained from the officers of the Company such certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of the Company's Common Stock to be offered pursuant to the Registration Statement have been duly authorized, and, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Validity of Shares" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                          /s/ MANATT, PHELPS & PHILLIPS, LLP
                                        ----------------------------------------
                                             Manatt, Phelps & Phillips, LLP

                         MANATT, PHELPS & PHILLIPS, LLP

      11355 West Olympic Boulevard, Los Angeles, California 90064-1614 --
                        310-312-4000 -- FAX 310-312-4224
                  Los Angeles -- Washington, D.C. -- Nashville